Exhibit 99.1

For Information

Brent A. Collins

303-861-8140

FOR IMMEDIATE RELEASE

ST. MARY SETS DATE FOR CHIEF EXECUTIVE OFFICER TRANSITION;

ANNOUNCES HIRING OF CHIEF OPERATING OFFICER

DENVER, December 4, 2006 – St. Mary Land & Exploration Company (NYSE: SM) today announces that it has set the date for the transition of the Chief Executive Officer role to Tony Best. Additionally, the Company announces the hiring of Javan Ottoson as Chief Operating Officer.

CHIEF EXECUTIVE OFFICER TRANSITION

St. Mary announces that current President and Chief Operating Officer Tony Best will be appointed as Chief Executive Officer effective February 26, 2007. At that time Mark Hellerstein will transition from Chief Executive Officer to his new role as non-executive Chairman for the Company.

“Earlier this year, Tony and I began working on a plan to ensure a smooth and orderly transition of the CEO role. The transition plan has been working well and the time to hand over the reins is quickly approaching. I am confident Tony will do a great job leading St. Mary,” remarked Mark Hellerstein. “The past fifteen years with St. Mary have been incredibly rewarding both professionally and personally. I have enjoyed being part of St. Mary’s success and am looking forward to continuing to serve on the Board. I am thankful to the Company’s many excellent employees whose efforts and commitment over the years have allowed us to consistently build value for our stockholders.”

Tony Best commented, “Since joining St. Mary in June, I have been very impressed with the talent and dedication of our employees and the strength and long-term potential of our asset portfolio. Mark has done a fantastic job helping to instill a culture of excellence throughout the Company. I am excited for the opportunity to continue the tradition of high performance that our investors have come to expect from St. Mary.”

JAVAN OTTOSON HIRED AS CHIEF OPERATING OFFICER

St. Mary today announces that it has hired Javan (Jay) Ottoson, 48, as Chief Operating Officer. Mr. Ottoson will be joining the Company on December 18, 2006, at which time Tony Best will relinquish the Chief Operating Officer position. Mr. Best will continue to serve as President of the Company.

“We are thrilled to have an executive of Jay’s caliber joining the St. Mary team as COO. He is a proven leader with a broad range of experience in management and operations that will benefit the Company as we continue to build value for our stockholders,” remarked Tony Best.

Mr. Ottoson has 23 years of experience in the energy industry, most recently as Senior Vice President – Drilling and Engineering at Energy Partners, Ltd. in New Orleans. He managed the Permian assets for Pure Resources, Inc., a Unocal subsidiary, and its successor owner, Chevron from 2003 to 2006. Prior to that, Mr. Ottoson spent 20 years working for ARCO in management and operational roles, including President of ARCO China, Commercial Director of ARCO British, and Vice President of Operations and Development, ARCO Permian. He has a BS degree in Chemical and Petroleum Refining Engineering from Colorado School of Mines and is a native Coloradan.

INFORMATION ABOUT FORWARD LOOKING STATEMENTS

This release contains forward looking statements within the meaning of securities laws. The words “will” and similar expressions are intended to identify forward looking statements. Although St. Mary believes the expectations reflected in these statements are reasonable, it can give no assurance that they will prove to be correct. These statements involve known and unknown risks, which may cause St. Mary’s actual results to differ materially from results expressed or implied by the forward looking statements. These risks include such factors as the pending nature of the announced management transition, the volatility and level of oil and natural gas prices, and other such matters discussed in the “Risk Factors” section of St. Mary’s 2005 Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC. Although St. Mary may from time to time voluntarily update its prior forward looking statements, it disclaims any commitment to do so except as required by securities laws.

PR-06-16

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